Exhibit 3.2
[EXECUTION VERSION]

SECOND AMENDED AND RESTATED

REGULATIONS

OF

ASHTON WOODS USA L.L.C.

A Nevada Limited Liability Company

Dated as of February 23, 2009

SECOND AMENDED AND RESTATED REGULATIONS
OF
ASHTON WOODS USA L.L.C.
A Nevada Limited Liability Company

ARTICLE I.	DEFINITIONS	2

1.01	Definitions	2

1.02	Construction	7

ARTICLE II.	ORGANIZATION	8

2.01	Formation	8

2.02	Name	8

2.03	Registered Office; Registered Agent; Principal Office in the United States; Other Offices	8

2.04	Purposes	8

2.05	Foreign Qualification	8

2.06	Term	8

2.07	Mergers and Exchanges	8

2.08	No State-Law Partnership	9

ARTICLE III.	MEMBERSHIP; UNITS; DISPOSITIONS OF INTERESTS	9

3.01	Members	9

3.02	Ownership and Issuance of Units	9

3.03	Representations and Warranties	10

3.04	Restrictions on the Disposition of an Interest	10

3.05	Drag-Along Rights	12

3.06	Tag-Along Rights	14

3.07	Additional Conditions to Tag−Along Sales and Drag−Along Sales	16

3.08	Right of First Offer	17

3.09	Additional Members	18

3.10	Preemptive Rights	19

3.11	Information	20

3.12	Liability to Third Parties	21

3.13	Lack of Authority	21

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(continued)

Page

ARTICLE IV.	CAPITAL CONTRIBUTIONS	22

4.01	Initial Capital Contributions	22

4.02	Additional Capital Contributions	22

4.03	Failure to Contribute	22

4.04	Return of Contributions	24

4.05	Advances by Members	24

4.06	Capital Accounts	24

4.07	Nature of Transaction	24

ARTICLE V.	ALLOCATIONS AND DISTRIBUTIONS	25

5.01	Allocations	25

5.02	Distributions	26

5.03	Tax Distribution	27

5.04	Withholding Requirements	27

ARTICLE VI.	BOARD OF DIRECTORS	27

6.01	Management	27

6.02	Number; Election; Voting	28

6.03	Actions by Board of Directors; Committees; Delegation of Authority and Duties	29

6.04	Resignation; Vacancies	29

6.05	Meetings	29

6.06	Action by Written Consent or Telephone Conference	30

6.07	Compensation	30

6.08	Conflicts of Interest	30

ARTICLE VII.	OFFICERS	30

7.01	General Provisions	30

7.02	President	31

7.03	Treasurer	31

7.04	Secretary	31

7.05	Assistant Officers	31

7.06	Vice Presidents	31

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(continued)

Page

ARTICLE VIII.	MEETINGS OF MEMBERS	31

8.01	Meetings	31

8.02	Voting List	32

8.03	Proxies	33

8.04	Conduct of Meetings	33

8.05	Action by Written Consent or Telephone Conference	33

ARTICLE IX.	INDEMNIFICATION	34

9.01	Right to Indemnification	34

9.02	Advance Payment	35

9.03	Indemnification of Officers, Employees, and Agents	35

9.04	Appearance as a Witness	35

9.05	Nonexclusivity of Rights	35

9.06	Insurance	35

9.07	Savings Clause	36

ARTICLE X.	TAXES	36

10.01	Tax Returns	36

10.02	Tax Elections	36

10.03	Tax Matters Partner	37

10.04	Tax Status	37

ARTICLE XI.	BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS	37

11.01	Maintenance of Books	37

11.02	Reports	37

11.03	Accounts	37

ARTICLE XII.	BANKRUPTCY OF A MEMBER	38

12.01	Bankrupt Members	38

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(continued)

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ARTICLE XIII.	DISSOLUTION, LIQUIDATION, AND TERMINATION	38

13.01	Dissolution	38

13.02	Liquidation and Termination	39

13.03	Deficit Capital Accounts	40

13.04	Articles of Dissolution	40

ARTICLE XIV.	GENERAL PROVISIONS	40

14.01	Offset	40

14.02	Notices	40

14.03	Entire Agreement; Supersedure	40

14.04	Effect of Waiver or Consent	41

14.05	Amendment or Modification	41

14.06	Binding Effect	41

14.07	Governing Law; Severability	41

14.08	Further Assurances	41

14.09	Waiver of Certain Rights	41

14.10	Indemnification	42

14.11	Notice to Members of Provisions of this Agreement	42

14.12	Counterparts	42

14.13	Arbitration	42

-iv-

SECOND AMENDED AND RESTATED REGULATIONS
OF
ASHTON WOODS USA L.L.C.
A Nevada Limited Liability Company

These SECOND AMENDED AND RESTATED REGULATIONS (together with the exhibits hereto, these “Regulations”) of ASHTON WOODS USA L.L.C. (the “Company”), are made as of February 23, 2009 (the “Effective Date”), by and among each of the Persons (as hereinafter defined) identified on Exhibit A as Members (as hereinafter defined).

RECITALS

WHEREAS, the Company was formed pursuant to and in accordance with the Nevada Limited Liability Company Act, Nevada Revised Statutes Chapter 86, and any successor statute, as amended from time to time, by execution of Regulations of the Company, dated as of February 6, 1997 (the “Original Regulations”), and filing of the Articles of Organization of the Company with the Secretary of State of Nevada pursuant to the provisions of the Act;

WHEREAS, the then members of the Company amended the Original Regulations and entered into the First Amendment to Regulations of Ashton Woods USA L.L.C. dated as of May 31, 1999, the Second Amendment to Regulations of Ashton Woods USA L.L.C. dated as of May 31, 1999, the Amended and Restated Regulations of Ashton Woods USA L.L.C. dated as of September 1, 2005, the First Amendment to Amended and Restated Regulations of Ashton Woods USA L.L.C. dated as of November 29, 2005 and the Second Amendment to Amended and Restated Regulations of Ashton Woods USA L.L.C. dated as of December 11, 2008 (collectively, the “Existing Regulations”);

WHEREAS, the Company has entered into a Lock-Up and Support Agreement, dated as of December 1, 2008 (the “Lock-Up Agreement”) with certain holders of its 9.5% Senior Subordinated Notes due 2015 and the then members of the Company, regarding a restructuring of the indebtedness and capital of the Company (the “Restructuring”);

WHEREAS, consummation of the Restructuring is subject to certain conditions, including amending and restating the Existing Regulations to, among other things, (i) create a new series of Class A membership interests of the Company and provide for the conversion of the existing member’s (the “Existing Member”) membership interest (the “Existing Membership Interest”) and the existing special member’s (the “Existing Special Member”) special membership interest (the “Existing Special Membership Interest”) into such Class A membership interest as the initial Class A Member (as hereinafter defined), (ii) reflect the $20 million additional capital contribution of the Class A Member (the “Equity Investment”) and (iii) create a new series of Class B membership interests of the Company and admit the initial Class B Members (as hereinafter defined) to the Company;

WHEREAS, the transactions contemplated by these Regulations shall be effected by a transfer of a Membership Interest in the Company by the Class A Member, as the sole existing Member of the Company, to the Class B Members, and thereafter by the deemed formation of a partnership for federal income tax purposes among the Class A Member and the Class B Members pursuant to the terms of these Regulations;

WHEREAS, since all other conditions to the Restructuring have been or will be satisfied or waived simultaneously with the execution of these Regulations, in order to consummate the Restructuring, the Existing Member and the Existing Special Member now desire to (i) admit the Class B Members as members of the Company and (ii) continue the Company as a limited liability company under the Act, and in connection therewith the Existing Member desires to amend, restate and supersede the Existing Regulations in their entirety and adopt these Regulations to provide for the management and conduct of the business and affairs of the Company and to set forth the respective rights, powers, preferences, limitations and responsibilities of the Members (as hereinafter defined);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by these Regulations, the Members hereby agree to amend, restate and supersede the Existing Regulations as follows:

ARTICLE I.
DEFINITIONS

1.01        Definitions.  As used in these Regulations, the following terms have the following meanings:

“Act” means the Nevada Limited Liability Company Act, Nevada Revised Statutes Chapter 86, and any successor statute, as amended from time to time.

“Articles” has the meaning given that term in Section 2.01.

“Bankrupt Member” means (except to the extent a Required Interest consents otherwise) any Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member’s properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the Member’s consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member’s properties has been appointed and 90 days have expired without the appointment’s having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Board of Directors” has the meaning given that term in Section 6.01.

“Book Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)    the initial Book Value of any asset contributed (or deemed contributed) to the Company shall be such asset’s gross fair market value at the time of such contribution  as reasonably determined by the tax matters partner;

(ii)           the Book Value of all Company assets may be adjusted in the discretion of the Board of Directors to equal their respective gross fair market values, as reasonably determined by the tax matters partner, at the times specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f);

(iii)           any adjustments to the adjusted basis of any asset of the Company pursuant to Section 734 or Section 743 of the Code shall be taken into account in determining such asset’s Book Value in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(m);

(iv)           the Book Value of any Company asset distributed or deemed distributed by the Company to any Member shall be adjusted immediately prior to such distribution to equal its gross fair market value as of the date of distribution, as reasonably determined by the tax matters partner; and

(v)           if the Book Value of an asset has been determined pursuant to clause (i), (ii) or (iii) of this sub paragraph, such Book Value shall thereafter be adjusted in the same manner as would the asset’s adjusted basis for federal income tax purposes, except that depreciation deductions shall be computed based on the asset’s Book Value as so determined, rather than on its adjusted tax basis.

“Built in Loss” means (i) any operating loss attributable to the period prior to the Determination Date and (ii) cumulative differences attributable to book and tax balance sheet carrying amounts at the Determination Date including, without limitation, the difference between the adjusted tax basis and fair market value of the Company’s assets on the Determination Date (including for this purpose assets held by the Company’s subsidiaries).

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Nevada are closed.

“Capital Contribution” means any contribution by a Member to the capital of the Company.  On the Effective Date, (i) the Capital Contribution of the Class A Member shall consist of the Class A Member’s Existing Membership Interest and Existing Special Membership Interest in the Company and the Equity Investment and (i) the Capital Contribution of each Class B Member shall consist of a portion of the Old Notes validly tendered and accepted in the Exchange Offer by such Class B Member.

“Class A Members” means each Person executing these Regulations as a Member and who holds Class A Units, and any other Person admitted as an additional or substitute Class A Member as provided in these Regulations, but does not include a Person who has ceased to be a Class A Member of the Company.

“Class A Offer Notice” has the meaning set forth in Section 3.08(a).

“Class A Offeror” has the meaning set forth in Section 3.08(a).

“Class A Required Interest” means one or more Class A Members having among them more than 51% of the Sharing Ratios of all Class A Members.

“Class A Units” has the meaning set forth in Section 3.02(a).

“Class B Member” means each Person made a party to these Regulations as a Member, upon the closing of the Exchange Offer, and receiving Class B Units in exchange for Old Notes validly tendered and accepted in the Exchange Offer, and any other Person admitted as an additional or substitute Class B Member as provided in these Regulations, but does not include a Person who has ceased to be a Class B Member of the Company.

“Class B Offer Notice” has the meaning set forth in Section 3.08(a).

“Class B Offeror” has the meaning set forth in Section 3.08(a).

“Class B Required Interest” means one or more Class B Members having among them more than 50% of the Sharing Ratios of all Class B Members.

“Class B Units” has the meaning set forth in Section 3.02(b).

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Company” means Ashton Woods USA L.L.C., a Nevada limited liability company.

“Default Interest Rate” means a rate per annum equal to the lesser of (a) four percent (4%) plus a varying rate per annum that is equal to the interest rate published as the prime rate by The Bank of Nova Scotia from time to time, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.

“Delinquent Member” has the meaning given that term in Section 4.03(a).

“Determination Date” means February 28, 2009.

“Director” shall mean any member of the Board of Directors, but does not include any Person who has ceased to be a member of the Board of Directors.

“Dispose,” “Disposing,” or “Disposition” means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof; provided that Dispose, Disposing or Disposition shall not include (i) a pledge or the foreclosure of a pledge of any Class A Units in favor of the collateral agent for the lenders under the Company’s senior secured credit facility in effect from time to time or (ii) a subsequent sale, transfer or other disposition by the collateral agent, lenders or other party they may choose, of the Class A Units upon a foreclosure of such Class A Units.

“Drag-Along Other Member” has the meaning given that term in Section 3.05(a).

“Drag-Along Portion” means, with respect to any Drag-Along Other Member in a Drag−Along Sale, the total number of the relevant class of Units owned by such Drag-Along Other Member multiplied by a fraction, the numerator of which is the aggregate number of the relevant class of Units proposed to be sold by the Drag−Along Seller in the applicable Drag−Along Sale and the denominator of which is the total number of the relevant class of Units owned by the Drag−Along Seller at such time.

“Drag-Along Rights” has the meaning given that term in Section 3.05(a).

“Drag-Along Sale” has the meaning given that term in Section 3.05(a).

“Drag-Along Sale Notice” has the meaning given that term in Section 3.05(b).

“Drag-Along Sale Notice Period” has the meaning given that term in Section 3.05(b).

“Drag-Along Sale Price” has the meaning given that term in Section 3.05(b).

“Drag-Along Seller” has the meaning given that term in Section 3.05(a).

“Drag-Along Transferee” has the meaning given that term in Section 3.05(a).

“Effective Date” has the meaning given that term in the introductory paragraph.

“Equity Investment” has the meaning given that term in the Recitals.

“Excess Portion” has the meaning given that term in Section 3.06(d).

“Excess Membership Interests” has the meaning given that term in Section 3.10(c).

“Exchange Offer” means the exchange offer and consent solicitation for any and all of the Old Notes made, as a part of the Restructuring by the Company, pursuant to that certain Offering Memorandum and Consent Solicitation Statement, dated January 13, 2009 and Letter of Transmittal and Consent, each as may be amended, supplemented or modified.

“Existing Member” has the meaning given that term in the Recitals.

“Existing Membership Interest” has the meaning given that term in the Recitals.

“Existing Regulations” has the meaning given that term in the Recitals.

“Existing Special Member” has the meaning given that term in the Recitals.

“Existing Special Membership Interest” has the meaning given that term in the Recitals.

“Fully Participating Member” has the meaning give that term in Section 3.10(c).

“Fully Participating Tagging Person” has the meaning give that term in Section 3.06(d).

“General Interest Rate” means a rate per annum equal to the lesser of (a) a varying rate per annum that is equal to the interest rate published as the prime rate by The Bank of Nova Scotia from time to time, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.

“Issuance Notice” has the meaning given that term in Section 3.10(a).

“Lending Member” has the meaning given that term in Section 4.03(a)(ii).

“Lock-Up Agreement” has the meaning given that term in the Recitals.

“Member” means collectively the Class A Members and the Class B Members.

“Membership Interest” means the share of the economic interests in the Company, including, without limitation, profits, losses, distributions of assets, rights to distributions (liquidating or other), allocations and information, and rights to consent or approve, as represented as of the Effective Date by the Class A Units and the Class B Units.

“New Investor” has the meaning given that term in Section 6.02(d).

“Offeree” and “Offerees” has the meaning given such terms in Section 3.08(a).

“Offer Notice” has the meaning given that term in Section 3.08(a).

“Offer Notice Period” has the meaning given that term in Section 3.08(b).

“Offeror” has the meaning given that term in Section 3.08(a).

“Old Notes” means the Company’s 9.5% Senior Subordinated Notes due 2015.

“Original Regulations” has the meaning give that term in the Recitals.

“Permitted Transferee” has the meaning given that term in Section 3.04(b).

“Person” has the meaning given that term in the Act.

“Proceeding” has the meaning given that term in Section 9.01.

“Regulations” has the meaning given that term in the introductory paragraph.

“Required Interest” means one or more Members having among them more than 66 2/3% of the Sharing Ratios of all Members.

“Restructuring” has the meaning given that term in the Recitals.

“Sharing Ratio” with respect to any Member means the percentage set forth in the column “Sharing Ratios” on Exhibit A, subject to change as herein provided.

“Tag-Along Date” has the meaning given that term in Section 3.06(e).

“Tag-Along Notice” has the meaning given that term in Section 3.06(a).

“Tag-Along Notice Period” has the meaning given that term in Section 3.06(a).

“Tag-Along Offer” has the meaning given that term in Section 3.06(a).

“Tag-Along Other Member” has the meaning given that term in Section 3.06(a).

“Tag−Along Portion” means for any Tagging Person in a Tag−Along Sale, the total number of Class B Units owned by the Tagging Person immediately prior to such Tag−Along Sale multiplied by a fraction, the numerator of which is the maximum number of Units proposed to be sold by the applicable Tag−Along Seller in such Tag−Along Sale and the denominator of which is the total number of Units owned by such Tag−Along Seller at such time.

“Tag-Along Response Notice” has the meaning given that term in Section 3.06(a).

“Tag-Along Right” has the meaning given that term in Section 3.06(a).

“Tag-Along Sale” has the meaning given that term in Section 3.06(a).

“Tag-Along Seller” has the meaning given that term in Section 3.06(a).

“Tagging Person” has the meaning given that term in Section 3.06(a).

“Taxing Authority” has the meaning given that term in Section 5.04.

“Third Party” means a prospective purchaser (other than a Permitted Transferee of the prospective selling Member) of Units in a bona fide arm’s−length transaction.

“Third Party Sale” has the meaning given that term in Section 3.08(d).

“UCC” has the meaning given that term in Section 3.04(g).

“Units” means, collectively, the Class A Units and the Class B Units.

“Unreturned Contribution Ratio” means the ratio (expressed as a percentage) of a Member’s unreturned Capital Contributions to the unreturned Capital Contributions of all of the Members.

Other terms defined herein have the meanings so given them.

1.02        Construction.  Whenever the context requires, the gender of all words used in these Regulations includes the masculine, feminine, and neuter.  All references to Articles and Sections refer to articles and sections of these Regulations, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.

ARTICLE II.
ORGANIZATION

2.01        Formation.  The Company has been organized as a Nevada limited liability company by the filing of Articles of Organization (the “Articles”) under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Nevada.

2.02        Name.  The name of the Company is “Ashton Woods USA L.L.C.” and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Directors may select from time to time.

2.03        Registered Office; Registered Agent; Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Nevada shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Nevada shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Directors may designate from time to time in the manner provided by law.  The principal office of the Company in the United States shall be at such place as the Board of Directors may designate from time to time, which need not be in the State of Nevada.  The Company shall maintain records at the office of the registered agent as required by the Act and shall keep the street address of the registered office of the Company in the State of Nevada.  The Company may have such other offices as the Board of Directors may designate from time to time.

2.04        Purposes.  The purposes of the Company are those set forth in the Articles.

2.05        Foreign Qualification.  Prior to the Company’s conducting business in any jurisdiction other than Nevada, the Board of Directors shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Directors, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Board of Directors, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with these Regulations that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.06        Term.  The Company commenced on the date the Secretary of State of Nevada issued a certificate of organization for the Company and shall continue in existence for the period fixed in the Articles for the duration of the Company, or such earlier time as these Regulations may specify.

2.07        Mergers and Exchanges.  The Company may be a party to (a) a merger or (b) an exchange or acquisition.  No Member shall have rights as a dissenter as a result of any merger, exchange or acquisition to which the Company is a party.

2.08        No State-Law Partnership.  The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Director be a partner or joint venturer of any other Member or Director, for any purposes other than federal and state tax purposes, and these Regulations may not be construed to suggest otherwise.

ARTICLE III.
MEMBERSHIP; UNITS; DISPOSITIONS OF INTERESTS

3.01        Members.  Simultaneously with the execution of these Regulations, the Existing Member’s and Existing Special Member’s Existing Membership Interest and Existing Special Membership Interest, respectively, shall be converted for all purposes hereunder into Class A Membership Interests and the Existing Member and Existing Special Member shall be the initial Class A Member.  From and after the Effective Date, the Members shall be (i) the Persons identified on Exhibit A hereto as Class A Members and Class B Members and (ii) any other Persons admitted from time to time as a Member pursuant to the provisions of these Regulations.

3.02        Ownership and Issuance of Units.  (a)  Subject to the terms and conditions of these Regulations, the Company shall have the authority to issue an unlimited number of units of Class A membership interests (the “Class A Units”) for such consideration as the Board of Directors deems appropriate. Each Class A Member owns that number of Class A Units and the corresponding Sharing Ratio as appears next to its name on Exhibit A hereto, as the same may be amended or restated from time to time.

(b)           Subject to the terms and conditions of these Regulations, the Company shall have the authority to issue units of Class B membership interests (the “Class B Units”) only in connection with the Restructuring to holders of validly tendered Old Notes upon the closing of the Exchange Offer with each such holder receiving its ratable share of Class B Units, which, together with all other Class B Units issued to holders of Old Notes, shall represent not more than 20% of the aggregate Membership Interests of the Company.  As of the Effective Date, the percentage of aggregate Membership Interests of the Company represented by Class B Units will be equal to a percentage determined by multiplying 20% by a fraction, the numerator of which is the aggregate amount of principal and interest owed to all holders of Old Notes that are tendered in the Exchange Offer and the denominator of which is the aggregate sum of the aggregate principal and interest owed to all holders of the Old Notes.  The ratable share of Class B Units received by each such holder will be equal to a fraction, the numerator of which is the aggregate amount of principal and interest owed to such holder of the Old Notes that are tendered in the Exchange Offer and the denominator of which is the aggregate sum of the aggregate principal and interest owed to all holders of the Old Notes tendered in the Exchange Offer.  Each Class B Member owns that number of Class B Units and the corresponding Sharing Ratio as appears next to its name on Exhibit A hereto, as the same may be amended or restated from time to time.

(c)           Subject to the approval of the Board, the Company may issue certificates representing the Units or the Units shall be certificateless; provided that the initial Class A Units and Class B Units shall be certificated.  Any certificates issued representing Units shall bear the legend set forth on Exhibit B in addition to any other legend required under applicable law.

(d)           Upon issuance, redemption, repurchase, forfeiture, transfer, disposition or any other adjustment in the number of Class A Units or Class B Units held by any Member, or the admission of any new Member to the Company, in each case, in accordance with these Regulations, the Company shall amend Exhibit A hereto to reflect such issuance, redemption, repurchase, forfeiture or any other adjustment and such amendment shall not require the further consent of any Member hereunder.

(e)           If there shall be delivered to the Company evidence (satisfactory to the Company) of the ownership of, and the destruction, loss or theft of, any certificate representing a Unit, together with such security or indemnity as may be reasonably required by the Company to hold the Company harmless against loss, cost, damage or expense resulting to the Company therefrom, the Company shall issue, in lieu of such destroyed, lost or stolen Unit certificate, one or more new Unit certificates evidencing (in the aggregate) the same Units in the Company as were evidenced by such destroyed, lost or stolen Unit certificate.

3.03        Representations and Warranties.  Each Member hereby represents and warrants to the Company and each other Member that (a) if that Member is a corporation, it is duly organized, validly existing and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein); (b) if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the law of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein); (c) if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the law of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee, or other member thereof; (d) that Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to these Regulations and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of these Regulations by that Member have been duly taken; (e) that Member has duly executed and delivered these Regulations; and (f) that Member’s authorization, execution, delivery, and performance of these Regulations do not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

3.04        Restrictions on the Disposition of an Interest.  (a)  Any attempted Disposition by a Person of any Membership Interests, or any part thereof, in or in respect of the Company other than in accordance with this Section 3.04 and Sections 3.05, 3.06, 3.07 and 3.08 shall be, and is hereby declared, null and void ab initio.  For the right of a Member to Dispose of a Membership Interest or any part thereof or of any Person to be admitted to the Company in connection therewith to exist or be exercised, (i) either (A) the Membership Interest or part thereof subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company’s legal counsel or of other legal counsel acceptable to the Board of Directors to the effect that the Disposition or admission is exempt from registration under those laws and (ii) the Company must receive a favorable opinion of the Company’s legal counsel or of other legal counsel acceptable to the Board of Directors to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code; provided that, the Board of Directors, however, may waive the foregoing requirements.

(b)           The restrictions set forth in Sections 3.05, 3.06, 3.07 and 3.08 shall not apply to the Disposition of Membership Interests by a Member if (i) the Disposition occurs by reason of or incident to the death, dissolution, divorce, liquidation, merger or termination of the transferor Member, and (ii) the transferee is a Permitted Transferee.  A “Permitted Transferee” is any member of such Member’s immediate family, or a trust, corporation, limited liability company, or partnership controlled by such Member or members of such Member’s immediate family, or another Person controlling, controlled by, or under common control with such Member.

(c)           Subject to the provisions of Section 3.04(a), (d), (e) and (f) and Sections 3.05, 3.06, 3.07 and 3.08, (i) a Person to whom a Membership Interest is transferred has the right to be admitted to the Company as a Member with the Sharing Ratio so transferred to such Person, if the Member making such transfer grants the transferee the right to be so admitted; (ii) a Permitted Transferee under the circumstances described in Section 3.04(b) has the right to be admitted to the Company as a Member with the Sharing Ratio so transferred to the Permitted Transferee; and (iii) the Company or (with the permission of the Company, which may be withheld in its sole discretion) a Lending Member may grant the purchaser of a Delinquent Member’s interest in the Company at a foreclosure of the security interest therein granted pursuant to Section 4.03(b) the right to be admitted to the Company as a Member with such Sharing Ratio (no greater than the Sharing Ratio of the Member effecting such Disposition prior thereto) as they may agree.  For the avoidance of doubt, (x) a transferee of a Class A Membership Interest shall become a Class A Member and (y) a transferee of a Class B Membership Interest shall become a Class B Member.

(d)           The Company may not recognize for any purpose any purported Disposition of all or part of a Membership Interest unless and until the other applicable provisions of this Section 3.04 and Sections 3.05, 3.06, 3.07 and 3.08 have been satisfied and the Directors have received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition (or if the transfer is on account of the death, incapacity, or liquidation of the transferor, its representative) and the Person to which the Membership Interest or part thereof is Disposed, (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by these Regulations with respect to the Membership Interest or part thereof being obtained, (iii) setting forth the Sharing Ratios after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest or part thereof is Disposed (which together must total the Sharing Ratio of the Member effecting the Disposition before the Disposition), (iv) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including securities laws) and, if the Person to which the Membership Interest or part thereof is Disposed is to be admitted to the Company, its representation and warranty that the representations and warranties in Section 3.03 are true and correct with respect to that Person and (v) containing such other documentation and information reasonably requested by the Company for tax and accounting purposes.  Each Disposition and, if applicable, admission complying with the provisions of this Section 3.04(d) is effective as of the first day of the calendar month immediately succeeding the month in which the Board of Directors receive the notification of Disposition and the other requirements of this Section 3.04 have been met.

(e)           The Member effecting a Disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.04(a)) on or before the tenth day after the receipt by that Person of the Company’s invoice for the amount due.  If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate.

(f)           Notwithstanding anything in these Regulations to the contrary, no Member may Dispose of a Unit if as a result of such Disposition, the Company would be treated as a “publicly traded partnership” within the meaning of section 7704 of the Code, as determined by the Board of Directors in its sole discretion.  Any such Disposition shall be void ab initio and shall not be recognized on the books and records of the Company.

(g)           Each Membership Interest in the Company shall constitute a “security” within the meaning of, and governed by, Article 8 of (i) the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Nevada, and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (as applicable in each such jurisdiction, the “UCC”).  Notwithstanding any provision of these Regulations to the contrary, to the extent that any provision of these Regulations is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall control.  All certificates representing Membership Interests in the Company shall provide that they are securities governed by Article 8 of the UCC as in effect in each applicable jurisdiction (and shall be treated as such for all purposes, including, without limitation, perfection of a security interest therein under Article 9 of the UCC as in effect in any jurisdiction).

3.05        Drag-Along Rights.  (a) Subject to Sections 3.04, 3.07 and 3.08, if one or more of the Class A Members (collectively, the “Drag−Along Seller”) propose to Dispose of any Class A Units to any unaffiliated Third Party or Parties (the “Drag−Along Transferee”) in a single transaction or in a series of related transactions and the Class A Units to be Disposed by the Drag−Along Seller represent not less than 50% of Membership Interests in the aggregate (any such Disposition, a “Drag−Along Sale”), the Drag−Along Seller may at its option require each other Member (the “Drag-Along Other Members”) to Dispose, and each Drag-Along Other Member hereby agrees to Dispose, the Drag−Along Portion of the Units (“Drag−Along Rights”) then held by such Drag-Along Other Member. All Drag-Along Other Members shall cooperate in, and shall take all actions that the Drag−Along Seller deems reasonably necessary or desirable to consummate the Drag−Along Sale, including, without limitation, (i) voting their respective Units (or executing and delivering any written consents in lieu thereof) in favor of the Drag−Along Sale if any such vote is required and against any action or proposal that may prevent, hinder or impede the consummation of the Drag−Along Sale, and (ii) entering into agreements with the Drag−Along Transferee on terms substantially identical to those (if any) entered into between the Drag−Along Transferee and the Drag−Along Seller, subject to the provisions of Section 3.07(c) below. Each Drag-Along Other Member hereby grants to the Drag−Along Seller, an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Drag-Along Other Member’s Units in accordance with such Drag-Along Other Member’s agreements in this Section 3.05 and a power of attorney (x) to execute and deliver in the name and on behalf of such Drag-Along Other Member all such agreements, instruments and other documentation (including any written consents of Members) as is required to Dispose of the Units held by such Drag-Along Other Member to the Drag−Along Transferee and (y) authorizing the Drag−Along Seller or such representative to Dispose of such Units on the terms set forth in the Drag−Along Notice.  The Drag−Along Seller shall provide notice to each Drag-Along Other Member that sets forth the circumstances in which such proxy or power of attorney was used immediately following the exercise of the Drag−Along Seller’s rights as set forth above.

(b)           The Drag−Along Seller shall provide notice of such Drag−Along Sale to the Drag-Along Other Members (a “Drag−Along Sale Notice”) at least ten (10) Business Days prior to the proposed Drag−Along Sale. The Drag−Along Sale Notice shall identify the Drag−Along Transferee, the number of Units subject to the Drag−Along Sale, the consideration for which a Disposition is proposed to be made, which shall be the same consideration to be received by the Drag-Along Seller (the “Drag−Along Sale Price”) and all other material terms and conditions of the Drag−Along Sale as provided by Section 3.05(a)(ii) above. The number of Units to be sold by each Drag-Along Other Member shall be the Drag−Along Portion of the Units that such Drag-Along Other Member owns. Each Drag-Along Other Member shall be required to participate in the Drag−Along Sale on the terms and conditions set forth in the Drag−Along Sale Notice and to tender the Drag−Along Portion of its Units as set forth below. The price payable in such Disposition shall be the Drag−Along Sale Price.  Not later than five (5) Business Days after the date of the Drag−Along Sale Notice (the “Drag−Along Sale Notice Period”), each of the Drag-Along Other Members shall deliver to a representative of the Drag−Along Seller designated in the Drag−Along Sale Notice the certificate (if then certificated) and other applicable instruments representing the Units of such Drag-Along Other Member to be included in the Drag−Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Units pursuant to this Section 3.05(b) at the closing for such Drag−Along Sale against delivery to such Drag-Along Other Member of the consideration therefore, and wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale.  If a Drag-Along Other Member should fail to deliver certificates (if then certificated) or instruments to the Drag−Along Seller and the Drag−Along Sale is consummated, the Company shall cause the books and records of the Company to show that such Units are bound by the provisions of this Section 3.05(b) and that such Units shall be Disposed to the Drag−Along Transferee immediately upon surrender for Disposition by the holder thereof.

(c)           Concurrently with the consummation of the Drag−Along Sale, the Drag−Along Seller shall give notice thereof to the Drag-Along Other Members, shall remit or cause to be remitted to each of the Drag-Along Other Members the total consideration to be paid at the closing of the Drag−Along Sale (the cash portion of which is to be paid by wire transfer of immediately available funds in accordance with such Drag-Along Other Member’s wire transfer instructions) for the Units Disposed pursuant hereto and shall furnish such other evidence of the completion and time of completion of such Disposition and the terms thereof as may be reasonably requested by such Drag-Along Other Members.

(d)           Notwithstanding anything contained in this Section 3.05, there shall be no liability on the part of the Drag−Along Seller to the Drag-Along Other Members (other than the obligation to return the limited power−of−attorney and the certificates (if then certificated) and other applicable instruments representing Units received by the Drag−Along Seller) if the Disposition of Units pursuant to this Section 3.05 is not consummated for whatever reason, regardless of whether the Drag−Along Seller has delivered a Drag−Along Sale Notice. The decision to effect a Disposition of Units pursuant to this Section 3.05 by the Drag−Along Seller is in the sole and absolute discretion of the Drag−Along Seller.

3.06        Tag-Along Rights.  (a) Subject to Sections 3.04, 3.07 and 3.08, if any Class A Member (collectively, the “Tag−Along Seller”) proposes to Dispose of 10% or more of its Class A Units to any unaffiliated Third Party or Parties in a single transaction or in a series of related transactions (a “Tag−Along Sale”):

(i) the Tag−Along Seller shall provide each other Member (the “Tag-Along Other Member”) written notice of the terms and conditions of such proposed Disposition (“Tag−Along Notice”) and offer each Tag-Along Other Member the opportunity to participate in such Disposition in accordance with this Section 3.06, and

(ii) each Tag-Along Other Member may elect, at its option, to participate in the proposed Disposition in accordance with this Section 3.06 (each such electing Tag-Along Other Member, a “Tagging Person”).

The Tag−Along Notice shall identify the number of Class A Units proposed to be sold by the Tag−Along Seller and all other Units subject to the offer (“Tag−Along Offer”), the consideration for which the Disposition is proposed to be made, and all other material terms and conditions of the Tag−Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed Third Party transferee to purchase Units from the Members in accordance with this Section 3.06. If the economic terms of the Tag−Along Offer are changed in a manner that is beneficial to the Tag−Along Seller as compared to those set forth in the Tag−Along Notice, the Tag−Along Seller shall deliver a new Tag−Along Notice to each Tag-Along Other Member setting forth the revised terms of the Tag−Along Offer, and the time periods in this Section 3.06 shall be calculated based upon the Tag-Along Other Members’ receipt of such revised Tag−Along Notice.

From the date of its receipt of the Tag−Along Notice, each Tagging Person shall have the right (a “Tag−Along Right”), exercisable by notice (“Tag−Along Response Notice”) given to the Tag−Along Seller within ten (10) Business Days after its receipt of the Tag−Along Notice (the “Tag−Along Notice Period”), to request and require that the Tag−Along Seller include in the proposed Disposition up to the number of Units constituting its Tag−Along Portion of Units and the Tag−Along Seller shall include the number of Units proposed to be Transferred by such Tag−Along Seller as set forth in the Tag−Along Notice. Each Tag−Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Class B Units to be sold in such Tag−Along Sale. Each Tagging Person that exercises its Tag−Along Rights hereunder shall deliver to the Tag−Along Seller, with its Tag−Along Response Notice, the certificate or certificates representing the Units (if then certificated) of such Tagging Person to be included in the Tag−Along Sale, together with a limited power−of−attorney authorizing the Tag−Along Seller to Transfer such Units on the terms set forth in the Tag−Along Notice.  Delivery of the Tag−Along Response Notice with such certificate or certificates (if then certificated) and limited power−of−attorney shall constitute an irrevocable acceptance of the Tag−Along Offer by such Tagging Persons.

If, at the end of a 120−day period after the Tag−Along Date (which 120−day period shall be extended if any of the transactions contemplated by the Tag−Along Offer are subject to regulatory approval until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 days following the Tag−Along Date by the Tag−Along Seller), the Tag−Along Seller has not completed the Disposition of all such Units on substantially the same terms and conditions set forth in the Tag−Along Notice, the Tag−Along Seller shall (i) promptly return to each Tagging Person the limited power−of−attorney (and all copies thereof and any other documents in the possession of the Tag−Along Seller executed by the Tagging Persons in connection with the proposed Tag−Along Sale), and (ii) not conduct any Disposition of Units without again complying with this Section 3.06(a).

(b)           Concurrently with the consummation of the Tag−Along Sale, the Tag−Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit or cause to be remitted to the Tagging Persons the total consideration to be paid at the closing of the Tag−Along Sale for the Units of the Tagging Persons Disposed pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag−Along Response Notices and (iii) promptly after the consummation of such Tag−Along Sale, furnish such other evidence of the completion and the date of completion of such Disposition and the terms thereof as may be reasonably requested by the Tagging Persons.

(c)           If at the termination of the Tag−Along Notice Period any Tag-Along Other Member shall not have elected to participate in the Tag−Along Sale, such Tag-Along Other Member shall be deemed to have waived its rights under Section 3.06(a) with respect to, and only with respect to, the Disposition of its Units pursuant to such Tag−Along Sale.

(d)           If (i) a Tag-Along Other Member declines to exercise its Tag−Along Rights or (ii) any Tagging Person elects to exercise its Tag−Along Rights with respect to less than such Tagging Person’s Tag−Along Portion (the aggregate amount of Units subject to all such unexercised Tag−Along Portions, the “Excess Portion”), the Tag−Along Seller shall notify the Tagging Persons who desire to sell their Tag−Along Portion (but not less than such amount) (a “Fully Participating Tagging Person”) and the Tag−Along Seller and any Fully Participating Tagging Person shall be entitled to Dispose, pursuant to the Tag−Along Offer, in addition to any Units already being Disposed, a number of Units held by it equal to the product of (i) the Excess Portion and (ii) a fraction, the numerator of which is the total number of Units owned by the Tag−Along Seller or Fully Participating Tagging Person, as the case may be, and the denominator of which is equal to the sum of the total number Units owned by the Tag−Along Seller and all Fully Participating Tagging Persons.

(e)           The Tag−Along Seller shall Dispose, on behalf of itself and any Tagging Person, the Units subject to the Tag−Along Offer and elected to be Disposed on the terms and conditions set forth in the Tag−Along Notice within 120 days (or such longer period as extended under Section 3.06(a)) of the date on which all Tag−Along Rights shall have been waived, exercised or expired (the “Tag−Along Date”).

(f)           Notwithstanding anything contained in this Section 3.06, there shall be no liability on the part of the Tag−Along Seller to the Tagging Persons (other than the obligation to return limited powers− of−attorney received by the Tag−Along Seller) if the Disposition of Units pursuant to Section 3.06 is not consummated for whatever reason. The decision to effect a Disposition of Units pursuant to this Section 3.06 by the Tag−Along Seller is in the sole and absolute discretion of the Tag−Along Seller.

(g)           The provisions of this Section 3.06 shall not apply to any Disposition of Units: (i) to any Permitted Transferees of the Tag−Along Seller, (ii) in a Drag−Along Sale for which the Drag−Along Seller shall have elected to exercise its rights under Section 3.05, or (iii) in connection with the exercise of the rights set forth in Section 3.08.

3.07        Additional Conditions to Tag−Along Sales and Drag−Along Sales. Notwithstanding anything contained in Sections 3.05 or 3.06, in connection with a Drag−Along Sale under Section 3.05 or a Tag−Along Sale under Section 3.06:

(a)           the Tag-Along Seller shall use its commercially reasonable best efforts to ensure that upon the consummation of such Tag−Along Sale, all of the Members participating therein will receive the same form and amount of consideration per Unit, or, if any Members are given an option as to the form and amount of consideration to be received, all Members participating therein will be given the same option and the consideration paid to each Tag-Along Other Member shall be equal to the consideration paid to the Tag-Along Seller subject to the foregoing choice of form and amount;

(b)           the Drag-Along Seller shall ensure that upon the consummation of such Drag−Along Sale, all of the Members participating therein will receive the same form and amount of consideration per Unit, or, if any Members are given an option as to the form and amount of consideration to be received, all Members participating therein will be given the same option and the consideration paid to each Drag-Along Other Member shall equal to the consideration paid to the Drag-Along Seller; and

(c)           Member shall comply with all applicable provisions of Section 3.04 and each Drag-Along Other Member or Tag-Along Other Member  shall (i) make customary representations and warranties solely regarding due organization and good standing, corporate power and authority, due approval, no conflicts, ownership and transfer of Units and enforceability of any documents relating to the proposed Disposition against such Drag-Along Other Member or Tag-Along Other Member, give customary covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Disposition, provided, that no Member shall be required to make any representation or warranty or agree to any covenant that is more extensive or burdensome than those made by the Tag−Along Seller or Drag−Along Seller or enter into any agreements not also executed by the Tag−Along Seller or the Drag−Along Seller, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as the Tag−Along Seller or Drag−Along Seller, as the case may be, and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided that no Member shall be obligated (A) to provide indemnification on a joint basis with any other Member or with respect to any other Member or the representations, warranties, covenants or agreements of any other Member, (B) to incur liability to any Person in connection with such Tag−Along Sale or Drag−Along Sale, as the case may be, including without limitation under any indemnity, in excess of the lesser of (1) its pro rata share of such liability and (2) the proceeds realized by such Member in such sale, or (C) to agree not to compete with or solicit employees of any Person.

3.08        Right of First Offer.  (a) Subject to Section 3.04(b), (i) no Class A Member may Dispose of any of its Class A Units to any unaffiliated Third Party or Parties without first offering to sell such Class A Units to the Class A Members and the Class B Members and (ii) no Class B Member may Dispose of any of its Class B Units to any unaffiliated Third Party or Parties without first offering to sell such Class B Units to the Class A Members and the Class B Members, in each case, pursuant to the provisions of this Section 3.08. Any Class A Member wishing to Dispose of all or any of its Class A Units (the “Class A Offeror”) to any unaffiliated Third Party or Parties shall deliver a written notice (a “Class A Offer Notice”) to all other Class A Members and Class B Members (each an “Offeree” and collectively, the “Offerees”) not less than 60 days prior to offering, or soliciting offers for, its Class A Units from any Person.  Any Class B Member wishing to Dispose of all or any of its Class B Units (the “Class B Offeror” and together with the Class A Offeror, the “Offeror”) to any unaffiliated Third Party or Parties shall deliver a written notice (a “Class B Offer Notice” and together with the Class A Offer Notice, the “Offer Notice”) to all the Offerees not less than 60 days prior to offering, or soliciting offers for, its Class B Units from any Person.

The Offer Notice shall describe in reasonable detail the number of Units being offered, the cash purchase price requested and such other information of the proposed Disposition that a reasonable buyer would require. Upon receipt of an Offer Notice from the Offeror, each Offeree shall have the right, subject to the last sentence of Section 3.08(c), to purchase all of the Units being offered pursuant to this Section 3.08 and the Offeror agrees not to sell such Units prior to the earlier of (a) the expiration of the Offer Notice Period (as defined below), or (b) the communication to the Offeror of the decision by the Offeree not to purchase any or all of such Units.

(b)           No later than 30 days after the date of the Offer Notice (the “Offer Notice Period”), the Offeree must notify the Offeror of its decision with respect to the offer set forth in the Offer Notice.

(c)           If the option set forth in Section 3.08(a) is exercised by any Offeree, then such Offeree shall arrange with the Offeror a mutually convenient time (not later than 90 days after the date of the Offer Notice) to consummate such purchase and sale and, at that time, shall pay to the Offeror cash consideration for the Units subject to such purchase and sale, by delivering a certified bank check or checks or by wiring same day funds upon the instructions of the Offeror in the amount of the purchase price for such Units against delivery to such Offeree, by the Offeror of such Units. If the option set forth in Section 3.08(a) is exercised by an Offeree who then defaults on its obligation to purchase, without limiting any rights the Offeror may have, the Offeree shall lose any further rights pursuant to this Section 3.08. If the option set forth in Section 3.08(a) is exercised by more than one Offeree, then each participating Member shall be entitled to purchase its pro rata share (determined by reference to the ratio of Units held by such Member to the aggregate number of Units held by all participating Members) of the Units subject to the Offer Notice.

(d)           If, at the end of the Offer Notice Period, no Offeree has exercised the right of first offer for all of the Units described in the Offer Notice in the manner set forth above, the Offeror may, during the next succeeding 365 days, provided that, if such sale is subject to regulatory approval, such 365−day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, sell such Units not purchased by the Offeree on terms no more favorable to the transferee(s) thereof than those specified in the Offer Notice (any such proposed sale a “Proposed Third Party Sale”); provided, that in the event that the per Unit price in a Proposed Third Party Sale is less than the price per Unit specified in the Offer Notice, then the Offeror must, prior to consummating such Proposed Third Party Sale, re−offer the applicable Units to the other Class A Members and Class B Members, at such reduced price, which offer may be accepted by the Offerees only within five (5) Business Days in the manner specified above. For purposes of comparing the per Unit price in a Proposed Third Party Sale with the per Unit price specified in the Offer Notice, any non−cash consideration included in such Proposed Third Party Sale shall be valued at fair market value as of the time of any agreement with respect to such Proposed Third Party Sale, as reasonably determined by the Offeror in good faith. Promptly after such sale, (i) the Offeror shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company and, thereafter, (ii) the Company shall deliver notices to the Offeror and the transferee who has purchased such Units of the registration of the transfer of such Units. If, at the end of the 365−day period referred to in this Section 3.08(d), the Offeror has not completed the sale of such Units as aforesaid, all the restrictions on transfer contained herein, including this Section 3.08, shall again be in effect with respect to such Units.

3.09        Additional Members.  Subject to Section 3.10, additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to those Persons and to existing Members at the direction of the Members constituting a Required Interest, on such terms and conditions as such Members may determine at the time of admission.  The terms of admission or issuance must specify the Sharing Ratios applicable thereto and may provide for the creation of different classes or groups of Members having different rights, powers, and duties. The Members constituting a Required Interest shall reflect the creation of any new class or group in an amendment to these Regulations indicating the different rights, powers, and duties, and such an amendment need be executed only by the Members constituting a Required Interest. Any such admission also must comply with the provisions of Section 3.04(a) and is effective only after the new Member has executed and delivered to the Board of Directors a document including the new Member’s notice address, its agreement to be bound by these Regulations, and its representation and warranty that the representation and warranties in Section 3.03 are true and correct with respect to the new Member and such new Member provides such other documentation and information reasonably requested by the Company for tax and accounting purposes.  The provisions of this Section 3.09 shall not apply to Dispositions of Membership Interests.

3.10        Preemptive Rights.  (a)  The Company shall give each Member written notice (an “Issuance Notice”) of any proposed issuance by the Company of any Membership Interests at least ten (10) Business Days prior to the proposed issuance date. The Issuance Notice shall specify the number and class of such Membership Interests and the price at which such Membership Interests are to be issued and the other material terms and conditions of the issuance. Subject to Section 3.10(e) below, each Member shall be entitled to purchase such Member’s pro rata share (determined by reference to the ratio of Units held by such Member to the aggregate amount outstanding of Units held by all Members) of the Membership Interests proposed to be issued at the price and on the other terms and conditions specified in the Issuance Notice.

(b)           Each Member may exercise its rights under this Section 3.10 by delivering notice of its election to purchase such Membership Interests to the Company within ten (10) Business Days of receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number (or amount) of Membership Interests proposed to be purchased by such Member submitting such notice) by such Member shall constitute a binding agreement to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number (or amount) of Membership Interests specified in such Member’s notice. If, at the termination of such ten (10) Business Day period, any Member shall not have exercised its rights to purchase any of such Member’s pro rata share of such Membership Interests, such Member shall be deemed to have waived all of its rights under this Section 3.10 with respect to, and only with respect to, the purchase of such Membership Interests.

(c)           If any Member declines to exercise its preemptive rights under this Section 3.10 or elects to exercise such rights with respect to less than such Member’s pro rata share of such Membership Interests (the aggregate amount of Membership Interests subject to all such unexercised preemptive rights, the “Excess Membership Interests”), any participating Member electing to exercise its rights with respect to its full pro rata share (a “Fully Participating Member”) shall be entitled to purchase an additional number of Membership Interests equal to the product of (i) the number of Excess Membership Interests and (ii) a fraction, the numerator of which is the Units owned by the Fully Participating Member, and the denominator of which is equal to the sum of the Units of all Fully Participating Members.

(d)           The Company shall have three hundred sixty-five (365) days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Membership Interests that the Members elect not to purchase at the price and upon terms and conditions that are not materially less favorable to the Company than those specified in the Issuance Notice, provided that, if such issuance is subject to regulatory approval, such 365−day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received. At the consummation of such issuance, the Company will register the Membership Interests to be purchased by each Member exercising preemptive rights pursuant to this Section 3.10 in the name of such Member, against payment by such Member of the purchase price for such Membership Interests. If the Company proposes to issue any class of Membership Interests after such 365−day period or on other terms materially less favorable to the Company, it shall again comply with the procedures set forth in this Section 3.10.

(e)           The Company shall not be under any obligation to consummate any proposed issuance of Membership Interests, nor shall there be any liability on the part of the Company to any Member if the Company has not consummated any proposed issuance of Membership Interests pursuant to this Section 3.10 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

(f)           The Company may offer and sell Membership Interests to the prospective investor subject to the preemptive rights under this Section 3.10 without first offering such Membership Interests to each Member or complying with the procedures of this Section 3.10, so long as the Board of Directors has determined in good faith that the procedures in this Section 3.10 cannot be complied with prior to the offer and sale of Membership Interests and each Member receives prompt written notice of such sales and thereafter is given the opportunity to purchase its pro rata share of such Membership Interests within forty−five (45) days after the close of such sale and in any event no later than ten (10) Business Days from receipt of the notice referred to herein on substantially the same terms and conditions and for the identical price as such sale to the prospective investor.

(g)           Notwithstanding anything herein to the contrary, this Section 3.10 shall not apply to (i) the issuance or grant of Membership Interests, options or convertible Membership Interests in connection with and pursuant to the terms of any incentive compensation plan for the Directors and any employees of the Company approved by the Board of Directors; (ii) the issuance or sale of Membership Interests, options or convertible Membership Interests to a seller or its designee in connection with and as consideration for the Company’s direct or indirect acquisition of an operating business in a single transaction or series of related transactions, whether by consolidation, merger, purchase of all or substantially all of the assets, acquisition of fifty percent or more of the voting power or equity interests of such Person, or other similar transaction, which acquisition has been approved by the Board of Directors; (iii) the issuance or sale of Membership Interests, options or convertible Membership Interests to financial institutions or commercial lenders or their designees, in connection with commercial loans to the Company by such financial institutions or commercial lenders, which are approved by the Board of Directors; and (iv) the issuance of Membership Interests pursuant to the terms of options or convertible Membership Interests which have been issued, sold or granted in compliance with this Section 3.10.

3.11        Information.  (a)  Each Member is only entitled to receive information to which that Member is entitled to pursuant to these Regulations or the Act under the circumstances and subject to the conditions therein stated; provided however that, the Members agree, that the Board of Directors from time to time may determine, due to contractual obligations, business, confidentiality or competitive concerns, or other considerations, that (i) certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or assignees or representatives thereof to examine or copy that information or (ii) such information shall only be provided after imposing reasonable restrictions in connection with such disclosure.

(b)           Except as otherwise consented to by the Board of Directors, all information which has been furnished or will be furnished to a Member, pursuant to these Regulations or otherwise, relating to the Company, its subsidiaries or any of their affiliates or the business of any of them will be kept confidential (“Confidential Information”), and except as permitted in this Section 3.11(b), shall not be disclosed or used, in whole or in part, by such Member, or by any of its board members, officers, agents, representatives, or employees, in any manner whatsoever; provided, however, that the foregoing shall not apply to any information that (a) was in such Member’s possession prior to disclosure by the Company, its subsidiaries or any of their affiliates, (b) was generally known, in the trade or business in which it is practiced by the Company, its subsidiaries or any of their affiliates, at the time of disclosure to such Member, or becomes so generally known after such disclosure, through no act of such Member or its employees or agents, or (c) has come into the possession of such Member from a third party who, to such Member’s knowledge, is under no obligation to the Company, its subsidiaries or any of their affiliates to maintain the confidentiality of such information.  A Member shall only be permitted to use or disclose such Confidential Information: (i) to those of its board members, officers, agents, partners, members, attorneys, accountants, representatives and employees who need to be familiar with such information in connection with such Member’s investment in the Company or such Member’s contractual relationships with the Company; (ii) to the extent required by law; (iii) in a legal proceeding between such Member and the Company to establish the rights of either party under these Regulations or to prevent any unnecessary use or disclosure, provided such Member has a duty to the Company to ensure that the Company has an adequate opportunity to protect its legal interests in preventing disclosure and such Member will seek a protective order or confidential treatment of the Confidential Information; (iv) subject to a compulsory legal process that requires disclosure of such Confidential Information, provided such Member has a duty to the Company to ensure that the Company has an adequate opportunity to protect its legal interests in preventing disclosure and such Member will seek a protective order or confidential treatment of the Confidential Information; and (v) with the prior written consent of the Board of Directors, to any prospective transferee of such Member, provided, however, that such prospective transferee agrees to be bound by the provisions of this Section 3.11(b).  If for any reason a Member ceases to be a Member in the Company, such Person shall immediately return to the Company or destroy all Confidential Information and all other property belonging to the Company in such Member’s possession, except to the extent required to comply with applicable law, regulatory requirements or obligations such as the preparation of tax returns.  The Members hereby stipulate and agree that any disclosure or misappropriation of any of the Confidential Information in violation of these Regulations may cause the Company irreparable harm, the amount of which may be difficult or impossible to ascertain, and that money damages would not be a sufficient remedy for any such breach.  Each Member agrees that the Company shall be entitled to seek equitable relief, including specific performance and immediate injunctive relief without the necessity of posting a bond, in the event of a Member’s breach (either actual or threatened) of this Section 3.11(b) and that such Member shall not oppose the granting of such relief on the grounds that the Company has an adequate remedy at law.  Such right of the Company to equitable relief shall be in addition to any other remedies available to the Company.  The provisions of this Section 3.11(b) shall survive any termination of these Regulations and shall continue to bind each Person who was ever subject to this provision even if such Person would otherwise cease to be subject to this provision.

3.12        Liability to Third Parties.  No Member or Director shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

3.13        Lack of Authority.  No Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

ARTICLE IV.
CAPITAL CONTRIBUTIONS

4.01        Initial Capital Contributions. As of the Effective Date, the parties hereto agree that each Member’s number of Units owned and Sharing Ratio shall be as set forth on Exhibit A hereto.  Each Member’s capital account shall be determined as of the Determination Date and shall be set forth in a revised Exhibit A.  The fair market value of the Company’s assets and the establishment of opening capital accounts shall be determined by the Class A Member, with the assistance of an independent appraisal firm which will perform its services in accordance with the Uniform Standards of Professional Appraisal Practice of the The Appraisal Foundation.  As soon as practicable following determination of each Member’s capital account, the Company shall provide written notice to each Member of such amount as set forth on revised Exhibit A.

4.02        Additional Capital Contributions.  No Member shall be required to make any Capital Contribution to the Company.  From time to time, the Company shall amend Exhibit A to reflect any Capital Contribution made, issuances, transfer or assignments of Units and admissions, resignations or withdrawals of Members and such amendment shall not require the further consent of any Member hereunder.

4.03        Failure to Contribute.  (a)  If a Member agrees to make a Capital Contribution and does not make such contribution by the time required, as provided in these Regulations, the Company may exercise, on notice to that Member (the “Delinquent Member”), one or more of the following remedies:

(i)            taking such action (including, without limitation, court proceedings) as the Board of Directors may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member’s Capital Contribution that is in default, together with interest thereon at the Default Interest Rate from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member;

(ii)           permitting the other Members in proportion to their Sharing Ratios or in such other percentages as they may agree (the “Lending Member” whether one or more), to advance the portion of the Delinquent Member’s Capital Contribution that is in default, with the following results:

(A)           the sum advanced constitutes a loan from the Lending Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member pursuant to the applicable provisions of these Regulations,

(B)           the principal balance of the loan and all accrued unpaid interest thereon is due and payable in whole on the tenth day after written demand therefor by the Lending Member to the Delinquent Member,

(C)           the amount lent bears interest at the Default Interest Rate from the day that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Member,

(D)           all distributions from the Company that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member until the loan and all interest accrued on it have been paid in full to the lending Member (with payments being applied first to accrued and unpaid interest and then to principal),

(E)           the payment of the loan and interest accrued on it is secured by a security interest in the Delinquent Member’s Membership Interest, as more fully set forth in Section 4.03(b), and

(F)           the Lending Member has the right, in addition to the other rights and remedies granted to it pursuant to these Regulations or available to it at law or in equity, to take any action (including, without limitation, court proceedings) that the Lending Member may deem appropriate to obtain payment by the Delinquent Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Member;

(iii)           exercising the rights of a secured party under the Uniform Commercial Code of the State of Nevada, as more fully set forth in Section 4.03(b); or

(iv)           exercising any other rights and remedies available at law or in equity; or

(v)           all amounts paid to the Lending Member pursuant to Section 4.03(a)(ii)(D) shall be treated for all purposes under these Regulations as having been distributed to the Delinquent Member.

(b)           Each Member grants to the Company, and to each Lending Member with respect to any loans made by the Lending Member to that Member as a Delinquent Member pursuant to Section 4.03(a)(ii), as security, equally and ratably, for the payment of all Capital Contributions that Member has agreed to make and the payment of all loans and interest accrued on them made by Lending Members to that Member as a Delinquent Member pursuant to Section 4.03(a)(ii), a security interest in and a general lien on its Membership Interest and the proceeds thereof, all under the Uniform Commercial Code of the State of Nevada. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Company or the Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Nevada with respect to the security interest granted in this Section 4.03(b). Each Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Board of Directors or the Lending Member, as applicable, may request to effectuate and carry out the preceding provisions of this Section 4.03(b). At the option of the Board of Directors or a Lending Member, these Regulations or a carbon, photographic, or other copy hereof may serve as a financing statement.

4.04        Return of Contributions.  Other than as expressly provided in these Regulations, a Member is not entitled to the return of any part of its capital account for any Capital Contributions it makes or to be paid interest in respect of either its capital account or any Capital Contribution. An unrepaid capital account or Capital Contribution is not a liability of the Company or of any Member. Members are not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s capital account or Capital Contribution.

4.05        Advances by Members.  If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the Board of Directors’ consent may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.05 constitutes a loan from the Member to the Company, bears interest at the General Interest Rate from the date of the advance until the date of payment, and is not a Capital Contribution.

4.06        Capital Accounts.  A capital account shall be established and maintained for each Member as of the Determination Date.  Each Member’s capital account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. § 1.704-1(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code or treated as expenditures described in section 705(a)(2)(B) of the Code pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(i), and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. § 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Treas. Reg. § 1.704-1(b)(4)(i) or § 1.704-1(b)(4)(iii).  The Members’ capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. § 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. §§ 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas.  Reg. § 1.704-1(b)(2)(iv)(g).  A Member that has more than one Membership Interest shall have a single capital account that reflects all its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired.  On the transfer of all or part of a Membership Interest, the capital account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee Member in accordance with the provisions of Treas. Reg. § 1.704-1(b)(2)(iv)(l).

4.07        Nature of Transaction.  Notwithstanding any provision of these Regulations, including Article V, to the contrary and consistent with the principles of Section 704(c) as set forth in Section 5.01(d), the Members acknowledge and agree that (i) any Built In Loss, and (ii) any income from “discharge of indebtedness” attributable to the Restructuring, shall be solely for the account of the Class A Member and shall not be allocated to the Class B Members or otherwise affect a Member’s capital account.

ARTICLE V.
ALLOCATIONS AND DISTRIBUTIONS

5.01        Allocations.  (a) Except as provided in Sections 5.01 (d), (e) and (f), all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios.

(b)           All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the fiscal year during which each was recognized as owning that Membership Interest, without regard to the results of Company operations during any particular portion of that fiscal year and without regard to whether cash distributions were made to the transferor or the transferee during that fiscal year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the Treasury Regulations thereunder.

(c)           [Intentionally Omitted.]

(d)           Except as otherwise provided in this Section 5.01(d), each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this Article V.  In accordance with Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any Company asset contributed (or deemed contributed) to the capital of the Company shall, solely for federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such Company asset for federal income tax purposes and its Book Value upon its contribution (or deemed contribution).  If the Book Value of any Company asset is adjusted, subsequent allocations of taxable income, gain, loss and deduction with respect to such Company asset shall take account of any variation between the adjusted basis of such Company asset for federal income tax purposes and the Book Value of such Company asset in the manner prescribed under Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder.  Any elections or decisions relating to allocations under Section 704(c) of the Code and the Treasury Regulations thereunder shall be made in such manner as is reasonably determined by the tax matters partner; provided, however, that in no event shall any such election or decision of the tax matters partner result in a duplicative allocation of taxable income or gain to a Class B Member.

(e)           Notwithstanding any other provision of these Regulations, (i) “partner nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(i)), if any, of the Company shall be allocated for each period to the Member that bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i), and (ii) “nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(b)) and “excess nonrecourse liabilities” (as defined in Treasury Regulations Section 1.752-3(a)), if any, of the Company shall be allocated to the Members in accordance with their respective Sharing Ratios.

These Regulations shall be deemed to include “qualified income offset,” “minimum gain chargeback” and “partner nonrecourse debt minimum gain chargeback” provisions within the meaning of Treasury Regulations under Section 704(b) of the Code.  Accordingly, notwithstanding any other provision of these Regulations, items of gross income shall be allocated to the Members on a priority basis to the extent and in the manner required by such provisions.

To the extent that the allocation of a loss of items or loss or deduction otherwise allocable to a Member hereunder would cause such Member to have an “adjusted capital account deficit”, as defined below, as of the end of the fiscal year to which such item relates (after taking into account the allocation of all items of income and gain for such taxable period), such item shall not be allocated to such Member and instead shall be allocated to the other Members in accordance with Section 5.01(a).  For purposes of this Section 5.01(e), an adjusted capital account deficit shall mean the deficit balance, if any, in the Member’s capital account, after giving effect to the following adjustments: (i) credit to such capital account any amounts the Member is deemed obligated to restore as described in the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) debit to such capital account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

(f)           It is intended that prior to a distribution of the proceeds from a liquidation of the Company pursuant to Article XIII, the positive capital account balance of each Member shall be equal to the amount that such Member is entitled to receive pursuant to Section 5.02(c).  Accordingly, notwithstanding anything to the contrary in this Article V, to the extent permissible under Sections 704(b) of the Code and the Treasury Regulations promulgated thereunder, items of gross income and gross deductions of the Company for the year of liquidation of the Company (or, if earlier, the year in which all or substantially all of the Company’s assets are sold, transferred or disposed of) shall be allocated among the Members so as to bring the positive capital account balance of each Member as close as possible to the amount that such Member would receive if the Company were liquidated and all the proceeds were distributed in accordance with Section 5.02(c).

5.02        Distributions.  All receipts and revenues of the Company from any source shall, subject to the approval of the Board of Directors, be applied and distributed in the following order of priority with no distribution being made in any category set forth below unless and until the preceding category has been satisfied in full either by payment or by setting aside of a reserve for payment of same.

(a)           in payment of amounts due with respect to all debts, obligations, liabilities, costs and expenses incurred in connection with or on account of the Company;

(b)           in repayment of any loans and accrued interest thereon made by a Lending Member pursuant to Section 4.03(a)(ii);

(c)           after having satisfied (a) and (b) above, to the Members pro rata and pari passu in accordance with their Sharing Ratios.

5.03        Tax Distribution.  Notwithstanding anything in Section 5.02 to the contrary, but subject to any restriction contained in the Company’s senior secured credit facility in effect from time to time, the Company shall make a distribution to the Members on a quarterly basis based on the Company’s fiscal year, such that the cumulative distributions to each Member pursuant to Section 5.02(c) and this Section 5.03 are equal to the product of (i) forty percent (40%) multiplied by (ii) the cumulative income less the cumulative loss allocated to such Member pursuant to Section 5.01(a); provided that, such 40% rate shall be subject to adjustment from time to time by the Independent Director in his or her reasonable judgment to reflect changes in applicable income tax rates.  All distributions made to the Members under this Section 5.03 shall be (y) treated as an advance of distributions to be made to such Members under Section 5.02(c) and (z) pro rata and pari passu in accordance with their Sharing Ratios.

5.04        Withholding Requirements.  The Company will at all times be entitled to make payments with respect to each Member in amounts required to discharge any obligation of the Company to withhold or make payments to any U.S. federal, state, local or foreign taxing authority (“Taxing Authority”) with respect to any distribution or allocation of income or gain to such Member and to withhold (or deduct) the same from distributions to such Member. Any funds withheld from a distribution by reason of this Section 5.04 shall nonetheless be deemed distributed to the Member in question for all purposes under these Regulations. If the Company in good faith makes any payment to a Taxing Authority in respect of a Member hereunder that is not withheld from actual distributions to the Member, then the Member shall reimburse the Company for the amount of such payment, on demand, plus interest, compounded annually, on such amount from the date of such payment until such amount is repaid (or deducted from a distribution) to the Company at the base rate of interest on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus two percentage points. The amount of a Member’s reimbursement obligation under this Section 5.04, to the extent not paid, shall be deducted from the distributions to such Member, and any amounts so deducted shall constitute a repayment of such Member’s obligation hereunder. Each Member’s reimbursement obligation under this Section 5.04 shall continue after such Member transfers its interest in the Company or after a withdrawal by such Member. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have. Each Member agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest or penalties which may be asserted by reason of the failure to deduct and withhold tax on amounts distributable or allocable to such member. Any amount payable as indemnity hereunder by a Member will be paid promptly to the Company, and if not so paid, the Company will be entitled to retain any distributions due to such Member for all such amounts.

ARTICLE VI.
BOARD OF DIRECTORS

6.01        Management.  All Company powers shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, its board of directors (“Board of Directors”), subject to any limitation set forth in these Regulations.  The Directors shall be the “managers” of the Company as that term is used in the Act.

6.02        Number; Election; Voting.  The Board of Directors shall be comprised of five (5) members and shall be divided into three classes designated as the Class A Directors, the Class B Director and the Independent Director.

(a)           The Class A Directors shall be comprised of three (3) members of the Board of Directors.  The Class A Members shall have the sole and continuing right to elect the designees (and to remove any designee and to appoint a replacement in the event of such designee’s resignation, replacement or death) as a Class A Director.  Class A Directors shall be elected by the Class A Members holding a majority of the outstanding Class A Units.

(b)           The Class B Director shall consist of one (1) member of the Board of Directors.  The Class B Members shall have the sole and continuing right to elect the designee (and to remove the designee and to appoint a replacement in the event of such designee’s resignation, replacement or death) as the Class B Director.  The Class B Director shall be elected by the Class B Members holding a majority of the outstanding Class B Units.

(c)           The Independent Director shall consist of one (1) member of the Board of Directors who shall be an “independent director” as such term is defined in The New York Stock Exchange Listed Company Manual, unless the Class A Members and Class B Members agree to apply an alternate standard in choosing the Independent Director.  The Members shall have the sole and continuing right to elect the designee (and to remove the designee and to appoint a replacement in the event of such designee’s resignation, replacement or death) as the Independent Director.  The Independent Director shall be nominated by Class A Members holding a majority of the outstanding Class A Units and the Class B Members holding a majority of the outstanding Class B Units and all Members agree to vote their respective Membership Interests in favor of such Independent Director.

(d)           Notwithstanding anything herein to the contrary, in the event that the Company issues membership or equity interests to or incurs indebtedness from an unaffiliated Third Party (the “New Investor”) after the Effective Date, and such New Investor requires and receives the right to appoint a Director to the Board of Directors of the Company, then, so long as the Class A Members own more than 50.1% of the economic or voting interests in the Company after the consummation of a transaction contemplated by this Section 6.02(d), the number of Directors of the Company shall automatically be increased to seven (7) directors by increasing the Class A Directors to four (4) members and by creating an additional class of Directors designated the Class C Director which shall be comprised of one (1) member.  The New Investor shall have the sole and continuing right to elect the designee (and to remove the designee and to appoint a replacement in the event of such designee’s resignation, replacement or death) as the Class C Director.

(e)           Except with respect to Directors elected to fill a vacancy, Directors shall serve for a term of one (1) year and until their successors are elected.  Subject to this Section 6.02, Directors may be elected at a meeting of Members or by written consent in lieu of a meeting, in each case in accordance with Article VIII hereof.  All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting.  The Board of Directors may elect from its membership a chairman to preside at meetings of the Board of Directors.

6.03        Actions by Board of Directors; Committees; Delegation of Authority and Duties.  (a)  In managing the business and affairs of the Company and exercising its powers, the Board of Directors shall act (i) collectively through meetings and written consents pursuant to Sections 6.05 and 6.06; and (ii) through committees pursuant to Section 6.03(b).

(b)           The Board of Directors may, from time to time, designate one or more committees, each of which shall be comprised of one or more Directors.  Any such committee, to the extent provided in such resolution or in the Articles or these Regulations, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the Act.  At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution.  The Board of Directors may dissolve any committee at any time, unless otherwise provided in the Articles or these Regulations.

6.04           Resignation; Vacancies.  Any Director may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Directors.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  All vacancies occurring in the Board of Directors, including by reason of an increase in the number of Directors, shall be filled in accordance with Section 6.02.  A Director elected to fill a vacancy in the Board of Directors shall be elected for the unexpired term of his predecessor in office.

6.05           Meetings.  (a)  Unless otherwise required by law or provided in the Articles or these Regulations, a majority of the total number of Directors fixed by, or in the manner provided in, the Articles or these Regulations shall constitute a quorum for the transaction of business of the Directors, and the act of a majority of the Directors present at a meeting at which a quorum is present shall he the act of the Directors.  A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

(b)           Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Board of Directors.  At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by resolution of the Board of Directors. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)           In connection with any annual meeting of Members at which Directors were elected, the Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the Members.  Notice of such meeting at such time and place shall not be required.

(d)           Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Directors. Notice of such regular meetings shall not be required.

(e)           Special meetings of the Board of Directors may be called by any Director on at least 24 hours notice to each other Director.  Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Articles or these Regulations.

6.06        Action by Written Consent or Telephone Conference.  Any action permitted or required by the Act, the Articles or these Regulations to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Directors or members of such committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Nevada, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board of Directors or any such committee, as the case may be. Subject to the requirements of the Act, the Articles or these Regulations for notice of meetings, unless otherwise restricted by the Articles, Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or any committee of Board of Directors, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.07        Compensation.  The Directors shall receive such compensation, if any, for their services as may be designated from time to time by the Board of Directors.  In addition, the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder, including the portion of their overhead reasonably allocable to Company activities.

6.08        Conflicts of Interest.  Subject to the other express provisions of these Regulations, each Director, Member and officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member, Director or officer the right to participate therein.  The Company may transact business with any Director, Member, officer or affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

ARTICLE VII.
OFFICERS

7.01        General Provisions.  The officers of the Company shall consist of a President, a Treasurer and a Secretary who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these Regulations.  The officers shall perform such duties as shall be delegated by the Board of Directors.  Any two or more offices may be held by the same person.  Unless otherwise provided in the resolutions electing or appointing them, each officer shall serve until the earlier of his resignation, removal from office, death, or election of his successor.

7.02        President.  Unless another person is elected as the Chief Executive Officer, the President shall also be the Chief Executive Officer of the Company and shall hold such title.   The President shall have general and active management of the operations of the Company.  He or she shall be responsible for the administration of the Company, including general supervision of the policies of the Company and general and active management of the financial affairs of the Company, and shall execute bonds, mortgages or other contracts in the name and on behalf of the Company, and shall have such duties as may be delegated by the Board of Directors.  The President may vote, endorse for transfer, or take any other action necessary with respect to interests and securities issued by any other entity and owned by this Company, and may make, execute, and deliver any proxy, waiver, or consent with respect thereto.

7.03        Treasurer.  Unless another person is elected as the Chief Financial Officer, the Treasurer shall also be the Chief Financial Officer of the Company and shall hold such title.  The Treasurer shall be charged with the management of the financial affairs of the Company, shall have the power to recommend action concerning the Company’s affairs to the President, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President or the Board of Directors.

7.04        Secretary.  The Secretary shall keep minutes of all meetings of the Members and Directors, shall have charge of the minute books, shall be responsible for authenticating records of the Company, and shall perform such other duties and have other powers as may from time to time be delegated to him or her by the President or the Board of Directors.

7.05        Assistant Officers.  Assistants to the Secretary and Treasurer may be appointed by the President or by the Board of Directors and shall have such duties as shall be delegated to them by the President or the Board of Directors.

7.06        Vice Presidents.  The Company may have one or more Vice President, elected by the Board of Directors, who shall perform such duties as may be delegated by the President or the Board of Directors.

ARTICLE VIII.
MEETINGS OF MEMBERS

8.01        Meetings.  (a)  A quorum shall be present at a meeting of Members if the holders of a Required Interest are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the Sharing Ratios of all Members entitled to vote is required by the Act or another voting percentage is otherwise provided herein, the affirmative vote of a Required Interest at a meeting of Members at which a quorum is present shall be the act of the Members.

(b)           All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Nevada as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 8.05.

(c)           Notwithstanding the other provisions of the Articles or these Regulations, the chairman of the meeting or the holders of a Required Interest shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting.  If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

(d)           An annual meeting of the Members, for the election of the Directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Nevada, on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting; provided that no annual meeting shall be required if the Members elect Directors and take any other required action by written consent in lieu of an annual meeting in accordance with Section 8.05 hereof.

(e)           Meetings of the Members for any proper purpose or purposes may be called at any time by the Board of Directors or the holders of at least ten percent of the Sharing Ratios of all Members.  If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by these Regulations may be conducted at a meeting of the Members.

(f)           Written or printed notice stating the place, day and hour, and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally, or by mail, facsimile or electronic mail, by or at the direction of the Board of Directors or Person calling the meeting, to each Member entitled to vote at such meeting.

(g)           The date on which notice of a meeting of Members is mailed, faxed or emailed, or the date on which the resolution of the Board of Directors declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

(h)           The right of Members to cumulative voting in the election of Directors is expressly prohibited.

8.02        Voting List.  An officer shall make, at least ten days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the Sharing Ratios held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting.  The original membership records shall be prima-facie evidence as to who are the Members entitled to examine such list or transfer records or to vote at any meeting of Members.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

8.03        Proxies.  A Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section.  Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Board of Directors, before or at the time of the meeting or execution of the written consent, as the case may be.  All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Board of Directors, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.  A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Sharing Ratios that are the subject of such proxy are to be voted with respect to such issue.

8.04        Conduct of Meetings.  All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Director designated by the Board of Directors.  The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

8.05        Action by Written Consent or Telephone Conference.  (a) Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered to the Company by the holder or holders of not less than the minimum Sharing Ratios that would be necessary to take such action at a meeting at which the holders of all Sharing Ratios entitled to vote on the action were present and voted.  Every written consent shall bear the date of signature of each Member who signs the consent. Delivery shall be by hand or certified or registered mail, return receipt requested, facsimile or electronic mail.  Delivery to the Company’s principal place of business shall be addressed to the Board of Directors.  A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile, electronic mail or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section.  Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.

(b)           The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office or its principal place of business.  Delivery shall be by hand or by certified or registered mail, return receipt requested, facsimile or electronic mail. Delivery to the Company’s principal place of business shall be addressed to the Board of Directors.

(c)           If any action by Members is taken by written consent, any articles or documents filed with the Secretary of State of Nevada as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of Members, that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

(d)           Members may participate in and hold a meeting by means of telephone conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IX.
INDEMNIFICATION

9.01        Right to Indemnification.  Subject to the limitations and conditions as provided in this Article IX, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Member or a Director of the Company or while a Member or Director of the Company is or was serving at the request of the Company as a Director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act and the laws of the State of Nevada, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article IX shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnify hereunder.  The rights granted pursuant to this Article IX shall be deemed contract rights, and no amendment, modification or repeal of this Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.  It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.

9.02        Advance Payment.  The right to indemnification conferred in this Article IX shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 9.01 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Director or Member of his or her good faith belief that he has met the standard of conduct for indemnification under this Article IX and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article IX or otherwise.

9.03        Indemnification of Officers, Employees, and Agents.  The Company, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Directors and Members under this Article IX; and, the Company may indemnify and advance expenses to Persons who are not or were not Directors, Members, officers, employees or agents of the Company but who are or were serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Directors and Members under this Article IX.

9.04        Appearance as a Witness.  Notwithstanding any other provision of this Article IX, the Company may pay or reimburse expenses incurred by a Director or Member in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

9.05        Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which a Director, Member or other Person indemnified pursuant to Section 9.03 may have or hereafter acquire under any law (common or statutory), provision of the Articles or these Regulations, agreement, vote of Members or disinterested Directors or otherwise.

9.06        Insurance.  The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Director, Member, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article IX.

9.07        Savings Clause.  If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Director, Member or any other Person indemnified pursuant to this Article IX as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X.
TAXES

10.01      Tax Returns.  The Directors shall cause all Company tax returns to be timely filed with the applicable government authorities within allowable time periods, including extensions, and shall use reasonable efforts to provide such tax returns in a timely manner to the Members with the necessary information, including Schedule K-1s, with respect to the operations of the Company to allow the Members to file their own tax returns.

10.02      Tax Elections.  The Company shall make the following elections on the appropriate tax returns:

(a)           to adopt the year ending on May 31 as the Company’s fiscal year;

(b)           to adopt a method of accounting as the Board of Directors may determine from time to time;

(c)           if a distribution of Company property as described in section 734 of the Code occurs or if a transfer of a Membership Interest as described in section 743 of the Code occurs, on written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

(d)           to elect to amortize the organizational expenses of the Company and the startup expenditures of the Company under Section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

(e)           any other election the Board of Directors may deem appropriate and in the best interests of the Members.

Neither the Company nor any Director or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of these Regulations (including, without limitation, Section 2.06) shall be construed to sanction or approve such an election.

10.03      Tax Matters Partner.  The initial Class A Member is hereby designated to be the “tax matters partner” of the Company pursuant to section 6231(a)(7) of the Code, provided that Members constituting a Required Interest may designate another Class A Member to be the “tax matters partner.”  The “tax matters partner” shall take such action as may be necessary to cause each other Member to become a “notice partner” within the meaning of section 6223 of the Code.  The “tax matters partner” shall inform each other Member of all significant matters that may come to its attention in its capacity as “tax matters partner” by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

10.04      Tax Status.  It is intended that the Company be treated and taxed as a partnership for federal income tax purposes and neither the Company nor any Member shall make any election (for tax purposes or otherwise) or take any action inconsistent with such treatment without the consent of all the Members.

ARTICLE XI.
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

11.01      Maintenance of Books.  The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Board of Directors and each committee of the Board of Directors.  The books of account for the Company shall be maintained on an accrual basis in accordance with the terms of these Regulations, except that the capital accounts of the Members shall be maintained in accordance with Section 4.06. The accounting year of the Company shall be a period beginning on June 1 and ending on May 31 of the following year or such other period determined by the Board of Directors.

11.02      Reports.  On or before the 120th day following the end of each fiscal year during the term of the Company, the Board of Directors shall cause each Member to be furnished with an audited balance sheet, income statement, and statement of changes in Members’ capital of the Company for, or as of the end of, that year certified by a recognized firm of certified public accountants.  These financial statements must be prepared in accordance with generally accepted accounting principles generally employed for accrual-basis records consistently applied (except as therein noted).  The Board of Directors also may cause to be prepared or delivered such other reports as they may deem appropriate.  The Company shall bear the costs of all these reports.

11.03      Accounts.  The Board of Directors shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Board of Directors determine.  The Board of Directors may not commingle the Company’s funds with the funds of any Member; however, Company funds may be invested in a manner the same as or similar to the Board of Directors’ investment of their own funds or investments by their affiliates.

ARTICLE XII.
BANKRUPTCY OF A MEMBER

12.01      Bankrupt Members.  Subject to Section 13.01(c), if any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Board of Directors to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Membership Interest.  The purchase price shall be an amount equal to the fair market value thereof determined by agreement of the Bankrupt Member (or its representative) and the Board of Directors; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice.  If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, either such Person may petition the Judge with jurisdiction over the Bankrupt Member under the federal statutes codified as Title 11 of the United States Code to designate an independent appraiser.  The determination of the independent appraiser, however designated, is final and binding on all parties. The Bankrupt Member and the Company each shall pay one-half of the costs of the appraisal.  The purchaser shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest Rate) due on each of the first three anniversaries thereof.  The payment to be made to the Bankrupt Member or its representative pursuant to this Section 12.01 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including, without limitation, any Membership Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed pursuant to the Act.

ARTICLE XIII.
DISSOLUTION, LIQUIDATION, AND TERMINATION

13.01      Dissolution.  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(a)           the written consent of a Class A Required Interest and a Class B Required Interest;

(b)           any Member shall become a Bankrupt Member (with or without the consent of a Required Interest); provided, however, that if the event described in this Section 13.01(b) shall occur and there shall be at least one other Member remaining, the Company shall not be dissolved, and the business of the Company shall be continued, unless all Members agree that the Company should be dissolved; and

(c)           entry of a decree of judicial dissolution of the Company under article 6.02 of the Act.

Except as provided in Section 13.01(b), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

13.02      Liquidation and Termination.  On dissolution of the Company, the Board of Directors shall act as liquidator or may appoint one or more Members as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of liquidation shall be borne as a Company expense.  Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board of Directors.  The steps to be accomplished by the liquidator are as follows:

(a)           as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)           the liquidator shall cause the notice described in article 6.05(A)(2) of the Act to be mailed to each known creditor of and claimant against the Company in the manner described in such article 6.05(A)(2) of the Act;

(c)           the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation and any advances described in Section 4.05) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(d)           all remaining assets of the Company shall be distributed to the Members as follows:

(i)             the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members;

(ii)            with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii)           the Company property and cash shall be distributed among the Members in accordance with Section 5.02(c).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 13.02.  The distribution of cash and/or property to a Member in accordance with the provisions of this Section 13.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest, and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Act.  To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

13.03      Deficit Capital Accounts.  No Member shall have any obligation to restore any negative or deficit balance in its capital account upon dissolution or liquidation of the Company.

13.04      Articles of Dissolution.  On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Directors (or such other Person or Persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Nevada, cancel any other filings made pursuant to Section 2.05, and take such other actions as may be necessary to terminate the Company.

ARTICLE XIV.
GENERAL PROVISIONS

14.01      Offset.  Whenever the Company is to pay any sum to any Member, any amounts that the Member owes the Company may be deducted from that sum before payment.

14.02      Notices.  Except as expressly set forth to the contrary in these Regulations, all notices, requests, or consents provided for or permitted to be given under these Regulations must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under these Regulations is effective on receipt by the Person to receive it.  All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or in the instrument described in Section 3.04(d) or 3.11, or such other address as that Member may specify by notice to the Company and the other Members.  Any notice, request, or consent to the Company or the Board of Directors must be given to the Board of Directors at the following address:  3751 Victoria Park Ave., Toronto, Ontario M1W 3Z4 Canada.  Whenever any notice is required to be given by law, the Articles or these Regulations, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  If mailed, any notice given under these Regulations shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address provided for on Exhibit A, with postage thereon prepaid.  Notice given under these Regulations by telegraph, telecopier or electronic mail shall be deemed to be given as of the date and time of facsimile or electronic mail confirmation of receipt is received.

14.03      Entire Agreement; Supersedure.  These Regulations constitute the entire agreement of the Members and their affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the ownership of Membership Interest in the Company, whether oral or written.

14.04      Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

14.05      Amendment or Modification.  These Regulations may be amended or modified from time to time only by a written instrument adopted by the Board of Directors and executed and agreed to by a Class A Required Interest and a Class B Required Interest; provided, however, that (a) an amendment or modification changing a Member’s Sharing Ratio (other than to reflect changes otherwise provided by these Regulations) is effective only with that Member’s consent, (b) an amendment or modification reducing the required Sharing Ratio or other measure for any consent or vote in these Regulations is effective only with the consent or vote of Members having the Sharing Ratio or other measure theretofore required, and (c) amendments of the type described in Section 3.09 may be adopted as therein provided.

14.06      Binding Effect.  Subject to the restrictions on Dispositions set forth in these Regulations, these Regulations are binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

14.07      Governing Law; Severability.  THESE REGULATIONS ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH LAW OF THE STATE OF NEVADA, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Articles, or (b) any mandatory provision of the Act, the application provision of the Articles or the Act shall control.  If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

14.08      Further Assurances.  In connection with these Regulations and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.

14.09      Waiver of Certain Rights.  Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

14.10      Indemnification.  To the fullest extent permitted by law, each Member shall indemnify the Company, each Director and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney’s fees) they may incur on account of any breach by that Member of these Regulations.

14.11      Notice to Members of Provisions of this Agreement.  By executing these Regulations, each Member acknowledges that it has actual notice of (a) all of the provisions of these Regulations, including, without limitation, the restrictions on the transfer of Membership Interests set forth in Article III, and (b) all of the provisions of the Articles.  Each Member hereby agrees that these Regulations constitute adequate notice of all such provisions.

14.12      Counterparts.  These Regulations may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

14.13      Arbitration.  If, at any time or from time to time during the continuance of the Company or after the dissolution or other termination thereof, any dispute, difference or question shall arise between or among any of the parties hereto, or their successors, assigns or nominees, touching or concerning the Company of the property, assets, rights or transactions thereof, or the dissolution or other termination thereof, or the property of the Company or the construction, meaning or effect of these Regulations, or any provision hereof, or the rights of obligations of the Members, or their successors, assigns or nominees, under these Regulations or otherwise, with respect thereto, then every such dispute, difference or question shall be submitted to and settled by arbitration and the decision of the arbitrator appointed as hereinafter provided to deal with such matter shall be accepted by all the Members to such dispute, difference or question.  The arbitration shall be conducted by a single arbitrator agreed upon by the Members to the matter.  The decision of the arbitrator shall be final and binding upon all the Members to such dispute, difference or question and their nominees, and there shall be no appeal therefrom.  Arbitration shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules.  The arbitration will be conducted in Atlanta, Georgia.  The arbitrator shall apply Nevada substantive law and Nevada evidentiary law to the proceeding.  The arbitrator shall have the power to grant all legal and equitable remedies and award compensatory damages provided by Nevada law.  Punitive or exemplary damages shall not be awarded for any breach or alleged breach of these Regulations.  The arbitrator shall be bound by the terms of these Regulations.  The arbitrator shall not be empowered or authorized to add to, subtract from, delete or in any other way modify the terms of these Regulations.  The arbitrator shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based.

IN WITNESS WHEREOF, following the adoption of these Regulations by the Board of Directors, the Class A Member and the Class B Members have executed these Regulations as of the date first set forth above.

CLASS A MEMBER:

LITTLE SHOTS NEVADA L.L.C.,
a Nevada limited liability company

By:

[Class A Member Signature Page to Second Amended and Restated Regulations of Ashton Woods USA L.L.C.]

By executing this signature page to the Second Amended and Restated Regulations of Ashton Woods USA L.L.C. and by receiving its ratable share of Class B Units, the undersigned Class B Member agrees to be bound by the terms and conditions of the Second Amended and Restated Regulations of Ashton Woods USA L.L.C. as of the Effective Date.

CLASS B MEMBER:

[Exact Legal Name to Appear on Class B Unit Certificate]

By:
Name:
Title:

Required Additional Information:

Name of Institution/Person Tendering Old Notes:

DTC Participant Name and Number, if applicable:

Amount of Old Notes Tendered ($):

Voluntary Offering Instructions Number:

Class B Member Mailing Address:

Contact Name:

Business Telephone Number:

Secondary Telephone Number:

Facsimile Number:

Email Address:

Tax ID #:

Wire Transfer Information for future distributions, if any (if not to be mailed to above address):

Bank Name:

ABA#:

Account #:

Notes (if any):

[Class B Member Signature Page to Second Amended and Restated Regulations of Ashton Woods USA L.L.C.]

EXHIBIT A

CLASS A MEMBERS

Name and Address of	Class A
Each Class A Member	Units	Sharing Ratio

CLASS B MEMBERS

Name and Address of	Class B
Each Class B Member	Units	Sharing Ratio

EXHIBIT B

THE MEMBERSHIP INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UPON RECEIPT OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO ASHTON WOODS USA L.L.C. (THE “COMPANY”), THAT SUCH REGISTRATION IS NOT REQUIRED.

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE COMPANY’S SECOND AMENDED AND RESTATED REGULATIONS OF ASHTON WOODS USA L.L.C., DATED AS OF FEBRUARY 23, 2009, AS AMENDED FROM TIME TO TIME (THE “REGULATIONS”).  THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE REGULATIONS AND ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE SHALL CONSTITUTE A “SECURITY” WITHIN THE MEANING OF, AND GOVERNED BY, ARTICLE 8 OF (I) THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8-102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF NEVADA, AND (II) THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.